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Engineering Animation, Inc. - 8-K                          Filing Date: 11/16/98
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                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT
    PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934


Date of Report (Date of earliest event reported) November 16, 1998


                         ENGINEERING ANIMATION, INC.
            (Exact name of registrant as specified in its charter)


             DELAWARE                      0-27670                42-1323712
(State or other jurisdiction of    Commission File Number     (I.R.S. Employer
          incorporation)                                     Identification No.)


                   2321 North Loop Drive, Ames, Iowa 50010
            (Address of principal executive offices and zip code)

                                (515) 296-9908
             (Registrant's telephone number, including area code)



OTHER EVENTS

On September 22, 1998 Engineering Animation, Inc. acquired all the outstanding stock of Variation Systems Analysis, Inc. and Transom Technologies, Inc. both in business combinations accounted for as a pooling of interests. The stockholders of Variations Systems Analysis, Inc. and Transom Technologies, Inc. received 541,642 and 192,277 shares of Engineering Animation, Inc. common stock respectively. Consolidated revenue and net loss for the ten month period ended October 31, 1998 were $75.7 million and $10.0 million respectively.



                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 16, 1998

                                  ENGINEERING ANIMATION, INC. (REGISTRANT)

                                  By: /s/ Jerome M. Behar

                                  ----------------------------------------
                                  Jerome M. Behar, Vice President
                                  and Chief Financial Officer
                                  (Duly Authorized Officer and Principal
                                   Financial Officer)





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